Exhibit 99.1



                                 PRESS RELEASE


FOR IMMEDIATE RELEASE:             CONTACT:

Tremont Corporation                Robert E. Musgraves
1999 Broadway, Suite 4300          Vice President and General Counsel
Denver, Colorado 80202             (303) 296-5600


                   TREMONT ANNOUNCES COMPLETION OF SETTLEMENT
                             OF STOCKHOLDER LAWSUIT


     DENVER, COLORADO . . . June 10, 1998 . . . Tremont Corporation (NYSE: TRE) announced today that Tremont and Valhi, Inc. (NYSE: VHI) have completed the previously reported settlement of a stockholder derivative action (~Kahn~v.~Tremont~Corporation,~et~al~) which was pending in the Delaware Court of Chancery. Under the final, court approved settlement, Valhi has transferred $24,324,960 in cash to Tremont, and Tremont has paid plaintiffs' attorneys' fees and expenses of $5,348,557.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation (Nasdaq: TIMT), a 30% affiliate, and in the titanium dioxide business, conducted through NL Industries, Inc. (NYSE: NL), an 18% affiliate.

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